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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Primus Telecommunications Group, Incorporated (the "Company") on Form S-8 (Nos. 333-35005, 333-56557, 333-73003 and 333-39526) and Form S-3
(Nos. 333-89539 and 333-39096) of our report dated February 8, 2001, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Deloitte & Touche LLP
McLean, Virginia
__________, 2001